SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 30, 2004

FOOTSTAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11681	22-3439443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crosfield Avenue, West Nyack, New York	10994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(845) 727-6500

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.	Regulation FD Disclosure; and
Item 12.	Results of Operations and Financial Condition

On January 30, 2004, Footstar, Inc. (the “Company”) issued a press release announcing that it has received a waiver and extension until February 11, 2004 of the requirement to provide financial statements to the syndicate of banks, led by Fleet National Bank, that provides the Company’s $345 million senior secured credit facility. The Company also announced that it expects to file its Form 10-K for fiscal year 2002 no later than February 27, 2004 and is continuing to negotiate with its syndicate of banks to obtain an extension of the waiver that expires on February 11, 2004 as well as additional availability and amendments to covenant provisions, as necessary.

        That press release is included as Exhibit 99 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2004	FOOTSTAR, INC. By: MAUREEN RICHARDS —————————————— Name: Maureen Richards Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99	Press Release of Footstar, Inc. dated January 30, 2004.